Exhibit 99.1


          Press Release for FirstBank NW Corp. dated January 27, 2004.

FIRSTBANK NW CORP.                                  CONTACT:  Larry K. Moxley
1300 16th Avenue                                              Exec. VP & CFO
CLARKSTON, WA  99403                                          (509) 295-5100

NEWS RELEASE
================================================================================

         FIRSTBANK NW CORP. REPORTS 3RD FISCAL QUARTER FINANCIAL RESULTS
         ---------------------------------------------------------------
                  AND DECLARES REGULAR QUARTERLY CASH DIVIDEND
                  --------------------------------------------
                               OF $0.17 PER SHARE
                               ------------------

CLARKSTON, WA - January 27, 2004 - FirstBank NW Corp. (Nasdaq: FBNW), the holding company for FirstBank Northwest, today reported net income of $1,281,000, or $0.52 per diluted share, and total assets of $684.5 million in its third fiscal quarter ended December 31, 2003.

FirstBank also announced its Board of Directors has declared a regular quarterly cash dividend of $0.17 per common share. The dividend will be paid February 19, 2004 to shareholders of record at February 5, 2004. This is the 26th consecutive regular quarterly cash dividend paid.

Clyde E. Conklin, President and Chief Executive Officer of FirstBank NW Corp., stated that "This is the first earnings release reflecting the financial results of FirstBank NW Corp. and FirstBank Northwest subsequent to closing of the acquisition of Oregon Trail Financial Corp. and its wholly-owned subsidiary, Pioneer Bank, on October 31, 2003. As a result, the historical perspective in terms of comparable results of one year ago, which is traditionally provided to frame the context of current data, is not relevant and is therefore not discussed." Conklin recommended the Form 8-K/A filed with the Securities and Exchange Commission on January 16, 2004 as an excellent resource for historical reference, based on the most recent publicly filed information pertaining to both companies. The Form 8-K/A reflects the September 30, 2003 quarter end numbers. Additionally, the Form 10-QSB to be filed with the SEC in mid February 2004 will provide detail for the quarter ended December 31, 2003 reflecting the acquisition and quarterly financial performance.

"We are very pleased to report record net income of $1,281,000 for the first quarter of merged operations," noted Conklin. "The acquisition essentially doubled the size of FirstBank. The respective staff of both institutions came together as a team to focus on financial performance, customer service, and joint operational procedures. Integration of systems, processes, and technologies will continue and result in improved efficiency, improved profitability, and a seamless transition to customer service. All of which improves our shareholder value," added Conklin.

"Net earnings for the quarter of $1,281,000, or $0.52 per diluted share, were impacted by non-reoccurring items including the interest paid on bridge loan financing during the closing of the Oregon Trail acquisition of $63,747, the re-evaluation and subsequent write down of mortgage servicing rights of $170,500, a one time charge to other compensation expense of $63,161 for paid time off adjustment because of policy changes related to integration of leave accrual, and other small expenses incurred during the quarter," reported Larry
K. Moxley, Chief Financial Officer. Non-interest expense for the quarter was $4,723,000, which reflects a 71.29% efficiency ratio, compared to a September 30, 2003 quarter end efficiency ratio of 73.6%. Moxley noted, "The net interest margin for the quarter remained relatively steady at 4.09%, compared to FirstBank's net interest margin of 4.21% one year ago. We are pleased with earnings per share of $0.52 per diluted shares at December 31, 2003. Given the impact of the previously referenced charges, future earnings should improve."

Non-interest income consisted of gain on sale of loans of $286,000, mortgage servicing fees of $19,000, service charges of $851,000, and other income of $70,000. "Non interest income may be adversely affected going forward with respect to loan fee income because of the reduced volume of refinancing," noted Conklin. "However, the purchase money market has remained strong, and improved market shares are expected in Boise, Idaho and Spokane, Washington."

                                     (more)

FBNW Third Fiscal Quarter Results
January 27, 2004
Page Two

Allowance for loan and lease losses was $6,597,000 as of December 31, 2003. Total allowance reserves represented 1.44% of net loans and 452.47% of non-performing assets as of that date. Non-performing assets totaled $2,597,000 at December 31, 2003, which represented 0.52% of total loans. "We continue to manage the existing portfolio of classified assets and have realized minimal additions to the classified portfolio, but we have some credits that were down graded into the non-performing category, as well as some upgrades," said Conklin. Real estate owned comprised $911,000 of the total non-performing portfolio. Total charge-offs for the quarter ending December 31, 2003 were $128,823. "Allowances for loan and lease losses remain more than adequate for the level of non-performing assets," continued Conklin. "Material improvement in the non-performing portfolio is not anticipated until sustainable economic recovery is realized in largely the natural resource based industry."

Total loans at December 31, 2003 were $494.8 million. The loan portfolio consists of $119.5 million in residential real estate loans, or 24% of the total loan portfolio; $189.0 million in commercial loans (including real estate), or 38% of the total loan portfolio; $51.3 million in agricultural loans, or 10% of the total loan portfolio; $64.1 million in construction loans, or 13% of the total loan portfolio; and $70.9 million in consumer and other loans, or 15% of the total loan portfolio. Total loans at fiscal year end March 31, 2003 on a pro forma basis for the combined companies were $511.2 million. The loan portfolio is down $16.4 million, which is attributable to a reduction of $32.1 million in residential real estate loans and related loan assets as a result of refinancing activity, and a reduction of $8.4 million in consumer and other loans, which includes home equity loans. "Residential real estate loans refinanced out of the portfolio were sold into the secondary market," said Conklin. "Refinancing has slowed substantially over the most recent quarter. We are expecting the loan portfolio to stabilize in the fourth fiscal quarter because of the slowing refinances and an improving commercial loan market as economic activity picks up. We have new lending staff in place in the Boise market to augment our other lending facilities, and we certainly expect that loan growth will be realized as we get refocused on production in all of our market areas."

Total deposits at December 31, 2003 were $474.5 million. Core deposits were $271.4 million, or 60.2%, and time deposits were $179.1, or 39.8%. The total loans to deposit ratio as of December 31, 2003 was 104.3%. Federal Home Loan Bank borrowings were $134.1 million, and brokered CDs were $23.8 million on December 31, 2003.

FirstBank Northwest currently has seventeen branches in Washington, Idaho and Oregon, and two new branches scheduled to open in January and February 2004. The new branches will be located in Hayden, Idaho and Boise, Idaho. "We expect all branches to focus on deposit growth with emphasis on core deposits," said Conklin. "The two new branches should certainly enhance our ability to attain our deposit objectives."

As of December 31, 2003, total tangible equity was $49.9 million, total tangible equity to total tangible assets was 7.50%, and the risk based capital ratio was 11.2%. Conklin concluded, "FirstBank is much larger and positioned to capitalize on the strengths of the combined companies. As we continue to realize expense savings throughout the integration process and focus on our strategic growth opportunities, we are optimistic that net income will continue to grow, thereby enhancing shareholder value."

FirstBank NW Corp. is the parent company of FirstBank Northwest. Founded in 1920, FirstBank is headquartered in Clarkston, Washington and is a Washington State Chartered Savings Bank. FirstBank common stock trades on the Nasdaq National Market under the symbol "FBNW". FBNW shares closed at $30.50 per share, or 170% of book value and 13.9 times the trailing twelve month earnings on January 27, 2004.

         Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which FirstBank operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding FirstBank's mission and vision. These forewarned-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. FirstBank's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of actors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, FirstBank's ability to successfully integrate the business of Oregon Trail, the realization of expected cost savings or accretion to earnings because of the acquisition of Oregon Trail, competitive conditions between banks and non-bank financial service providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on From 10-KSB for the fiscal year ended March 31, 2003.

                                (tables follow)

                              FIRSTBANK NW CORP
FINANCIAL HIGHLIGHTS

(unaudited)(in thousands except share and per share data)

                                                    Three Months Ended                        Nine Months Ended
                                                        December 31,                           December 31,
                                                    2003           2002                     2003           2002
                                                 ----------     ----------               ----------     ----------
Interest Income                                  $    8,011     $    5,266               $   18,116     $   15,495
Interest Expense                                      2,795          2,191                    6,866          6,669
Provision for Loan Losses                               162            359                      418            797
                                                 ----------     ----------               ----------     ----------
Net Interest Income After Provision for
  Loan Losses                                         5,054          2,716                   10,832          8,029
                                                 ----------     ----------               ----------     ----------
Non-Interest Income
 Gain on sale of loans                                  286            608                    1,656          1,532
 Gain on sale of securities, net                          0              0                        0              0
 Mortgage Servicing Fees                                 19             50                       63            142
 Service fees and charges                               851            451                    1,919          1,410
 Commission and other                                    70             39                      136            122
                                                 ----------     ----------               ----------     ----------
Total Non-Interest Income                             1,226          1,148                    3,774          3,206
                                                 ----------     ----------               ----------     ----------
Non-Interest Expenses
 Compensation and Related Expenses                    2,854          1,822                    6,729          5,287
 Occupancy                                              591            307                    1,289            933
 Other                                                1,278            752                    2,997          2,295
                                                 ----------     ----------               ----------     ----------
Total Non-Interest Expense                            4,723          2,881                   11,015          8,515
                                                 ----------     ----------               ----------     ----------

Income Tax Expense                                      276            264                      837            725
                                                 ----------     ----------               ----------     ----------
Net Income                                       $    1,281     $      719               $    2,754     $    1,995
                                                 ==========     ==========               ==========     ==========

Basic Earnings per Share                         $     0.56     $     0.56               $     1.70     $     1.55
Diluted Earnings per Share                       $     0.52     $     0.55               $     1.59     $     1.49
Weighted Average Shares Outstanding- Basic        2,285,027      1,281,290                1,621,314      1,290,530
Weighted Average Shares Outstanding- Diluted      2,483,620      1,313,479                1,731,498      1,338,698
Actual Shares Issued                              2,862,331      1,380,992                2,862,331      1,380,992

                                                   December 31, 2003        March 31, 2003      December 31, 2002
                                                   -----------------        --------------      -----------------
Total Assets                                         $    684,473            $    332,398         $    325,878
Cash and Cash Equivalents                            $     23,464            $     24,741         $     15,828
Loans Receivable, net                                $    459,540            $    257,019         $    260,118
Mortgage-Backed Securities                           $     80,124            $      9,618         $     10,442
Investment Securities                                $     39,726            $     16,813         $     16,581
Stock in FHLB, at cost                               $     12,224            $      5,731         $      5,637
Deposits                                             $    474,480            $    214,340         $    209,703
FHLB Advances & Other Borrowings                     $    134,056            $     81,816         $     81,565
Stockholders' Equity                                 $     68,910            $     30,064         $     29,422
Tangible Book Value per Share (1)                    $      17.94            $      23.24         $      22.73
FASB 115 Adjustment after Taxes                      $      1,166            $      1,035         $      1,087
Tangible Equity / Total Tangible Assets                      7.50%                   9.04%                9.03%
Tier 1 Capital to Average Assets                             8.25%                   8.40%                8.25%
Risk-based Capital to Risk-Weighted Assets                  11.20%                  13.09%               13.01%
Number of full-time equivalent Employees                      248                     137                  137

(1) Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP) 12/03--81,238 shares, 3/03 -- 87,511 shares, 12/02 -- 88,051 shares.

FINANCIAL STATISTICS

(ratios annualized)                                  Three Months Ended        Fiscal           Nine Months Ended
                                                        December 31,         Year Ended           December 31,
                                                     2003          2002     March 31, 2003     2003          2002
                                                  ----------    ----------  --------------  ----------    ----------
Return on Average Assets                                0.90%         0.88%         0.87%         0.88%         0.84%
Return on Average Tangible Equity                      11.46%         9.75%         9.49%        10.43%         9.19%
Average Tangible Equity/Average Tangible Assets         7.98%         8.98%         9.16%         8.56%         9.17%
Average Equity/Average Assets                           9.95%         8.98%         9.16%         9.53%         9.17%
Average Tangible Equity/Average Loans                  11.48%        11.52%        12.00%        12.10%        11.73%
Efficiency Ratio (2)                                   71.29%        66.20%        68.04%        71.26%        68.58%
Non-Interest Expenses / Average Assets                  3.30%         3.51%         3.57%         3.53%         3.60%
Net Interest Margin (3)                                 4.09%         4.21%         4.16%         4.07%         4.18%
Average Interest Earning Assets /
  Average Deposits and Other Borrowed Funds           113.61%       103.99%       114.96%       114.68%       104.28%


                                                      Nine Months Ended   Fiscal Year Ended     Nine Months Ended
                                                      December 31, 2003     March 31, 2003      December 31, 2002
                                                      -----------------     --------------      -----------------
LOANS
(unaudited)(in thousands except share and per share data)

LOAN ORIGINATIONS (4):
 Residential loan centers                                $  194,594           $  206,806            $  154,441
 Consumer loan centers                                        9,012               12,861                10,146
 Agricultural loan centers                                   20,875               27,377                19,911
 Commercial loan centers                                    101,678               96,525                87,127
                                                         ----------           ----------            ----------
   Total Loan Origination                                $  326,159           $  343,569            $  271,625
                                                         ==========           ==========            ==========
LOAN PORTFOLIO ANALYSIS:
Real estate loans:
 Residential                                             $  112,556           $   50,781            $   52,337
 Construction                                                64,146               46,836                40,954
 Agricultural                                                20,246               15,921                16,475
 Commercial                                                 122,017               68,125                68,696
                                                         ----------           ----------            ----------
   Total real estate loans                                  318,965              181,663               178,462
                                                         ----------           ----------            ----------
Consumer and other loans:
 Home equity                                                 19,667               19,924                21,679
 Agricultural operating                                      31,031               13,000                14,736
 Commercial                                                  66,965               50,603                48,989
 Other consumer                                              51,252                7,843                 8,164
                                                         ----------           ----------            ----------
   Total consumer and other loans                           168,915               91,370                93,568
                                                         ----------           ----------            ----------
Loans held for sale-residential real estate                   6,890                5,214                 8,402
                                                         ----------           ----------            ----------
Total Loans Receivable                                   $  494,770           $  278,247            $  280,432
                                                         ==========           ==========            ==========

                                                      Nine Months Ended   Fiscal Year Ended     Nine Months Ended
                                                      December 31, 2003     March 31, 2003      December 31, 2002
                                                      -----------------     --------------      -----------------
ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period                           $    3,414           $    2,563            $    2,563
Purchased                                                $    2,863           $        0            $        0
Provision for Loan Losses                                       418                1,033                   797
Charge offs (Net of Recoveries)                                 (98)                (182)                 (170)
                                                         ----------           ----------            ----------
Balance at End of Period                                 $    6,597           $    3,414            $    3,190
                                                         ==========           ==========            ==========
Loan Loss Allowance / Net Loans                                1.44%                1.33%                 1.23%
Loan Loss Allowance / Non-Performing Loans                   452.47%              272.90%               185.14%

(2) Calcuation is non-interest expense divided by tax equivalent non-interest income and net interest income.
(3) Calcuation is tax equivalent net interest income divided by total interest-earning assets.
(4)  Loan originations are based upon new production.

NON-PERFORMING ASSETS:


                                                      Nine Months Ended   Fiscal Year Ended     Nine Months Ended
                                                      December 31, 2003     March 31, 2003      December 31, 2002
                                                      -----------------     --------------      -----------------
Accruing Loans - 90 Days Past Due                        $        0           $        0            $        0
Non-accrual Loans                                             1,458                1,251                 1,723
                                                         ----------           ----------            ----------
Total Non-performing Loans                                    1,458                1,251                 1,723
Restructured Loans on Accrual                                   228                  442                   412
Real Estate Owned (REO)                                         911                  120                    58
Repossessed assets                                               28                    0                     0
                                                         ----------           ----------            ----------
Total Non-performing Assets                              $    2,597           $    1,813            $    2,193
                                                         ==========           ==========            ==========
Total Non-performing Assets/Total Assets                       0.38%                0.55%                 0.67%
Loan and REO Loss Allowance as a % of Non-
  Performing Assets                                          254.02%              188.31%               145.46%

AVERAGE BALANCES, INTEREST AVERAGE YIELDS/COSTS

                                                     Three Months Ended        Fiscal           Nine Months Ended
                                                        December 31,         Year Ended           December 31,
                                                     2003          2002     March 31, 2003     2003          2002
                                                  ----------    ----------  --------------  ----------    ----------
Average Interest Earning Assets:
Average Loans receivable:
Average Mortgage Loans receivable                 $   91,482    $   60,643    $   55,975    $   62,030    $   59,501
Average Commercial Loans receivable                  163,955       111,669       109,559       136,578       106,046
Average Construction Loans receivable                 35,980        23,287        19,750        34,359        16,929
Average Consumer Loans receivable                     54,210        30,586        31,085        34,366        31,859
Average Agricultural Loans receivable                 43,436        31,793        30,894        35,046        31,307
Average unearned loan fees and discounts,
  allowance for loan losses, and other                (7,187)       (4,091)       (3,814)       (5,598)       (3,638)
                                                  ----------    ----------    ----------    ----------    ----------
Total Average Loans receivable,net                   381,876       253,887       243,449       296,781       242,004
Average Loans Held for Sale                            7,345         2,170         6,483         8,185         4,586
Average Mortgage-backed securities                    46,500        10,753        10,832        21,374        11,068
Average Investment securities                         26,671        15,505        14,554        20,321        13,847
Average Other earning assets                          54,676        22,402        21,540        32,486        22,208
                                                  ----------    ----------    ----------    ----------    ----------
Total Average Interest Earning Assets                517,068       304,717       296,858       379,147       293,713
Average Non-Interest Earning Assets                   55,311        23,567        21,880        36,783        21,845
                                                  ----------    ----------    ----------    ----------    ----------
Total Average Assets                              $  572,379    $  328,284    $  318,738    $  415,930    $  315,558
                                                  ==========    ==========    ==========    ==========    ==========

Average Interest Bearing Liabilities:

Average Passbook, NOW, and
  money market accounts                           $  174,430    $   70,931    $   67,522    $  107,912    $   66,665
Average Certificate of deposits                      172,611       110,403       108,406       132,855       107,993
Average Advances from FHLB and other                 108,067        81,358        82,292        89,842        81,508
                                                  ----------    ----------    ----------    ----------    ----------
Total Average Interest Bearing Liabilities           455,108       262,692       258,220       330,609       256,166
Average Non-Interest Bearing Deposits                 52,399        30,338        26,140        39,422        25,499
                                                  ----------    ----------    ----------    ----------    ----------
Average Deposits and Other Borrowed Funds            507,507       293,030       284,360       370,031       281,665
Average Non-Interest Bearing Liabilities               7,946         5,758         5,169         6,253         4,958
                                                  ----------    ----------    ----------    ----------    ----------
Total Average Liabilities                            515,453       298,788       289,529       376,284       286,623
Total Average Equity                                  56,926        29,496        29,209        39,646        28,935
                                                  ----------    ----------    ----------    ----------    ----------
Total Average Liabilities and Equity              $  572,379    $  328,284    $  318,738    $  415,930    $  315,558
                                                  ==========    ==========    ==========    ==========    ==========

Total Tangible Average Equity                     $   44,701    $   29,496    $   29,209    $   35,221    $   28,935
                                                  ==========    ==========    ==========    ==========    ==========

Interest Rate Yield on Earning  Assets                  6.36%         7.08%         7.10%         6.53%         7.21%
Interest Rate Expense on Deposits
  and Other Borrowed Funds                              2.64%         2.99%         3.37%         2.85%         3.16%
Interest Rate Spread                                    3.72%         4.09%         3.73%         3.68%         4.05%
Net Interest Margin                                     4.09%         4.21%         4.16%         4.07%         4.18%
